NEWS RELEASE	Corporate Communications 262 N. University Ave. Farmington, Utah 84025	Phone: 801-447-3000

For Immediate Release

Media Contact:	Investor Contact:

Amanda Covington	Michael Pici
Phone: 801-447-3035	Phone: 801-447-3168
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Names Miguel “Mick” Lopez as Chief Financial Officer

Farmington, Utah, March 29, 2018 - Vista Outdoor Inc. (NYSE: VSTO) has named Miguel “Mick” Lopez as the company’s Senior Vice President and Chief Financial Officer (CFO), effective April 16, 2018. Lopez has over 30 years of experience in finance, operations and strategy, driving process improvements in both publicly traded and private companies. His background includes corporate finance, treasury, financial planning and analysis, tax, investor relations, strategic planning and risk management. He will have oversight and leadership for planning, implementing, managing, and controlling all financial- and IT-related activities for the company.

“I look forward to Mick joining the Vista Outdoor team, where he will undoubtedly make a significant impact,” said Chief Executive Officer Chris Metz. “Mick’s experience and capabilities will benefit Vista Outdoor as we transform the business. His leadership is essential to help ensure we improve profitability and continue to strengthen our cash position, preparing for future success and long-term shareholder returns.”

“I am thrilled to join Vista Outdoor,” said Lopez. “This is a pivotal time for the company, and Chris has a clear vision and has commenced valuable initiatives to strengthen Vista Outdoor’s iconic brands and businesses. I am excited to be a part of these efforts and look forward to supporting the strategy.”

Lopez most recently served as the CFO of Veritas Technologies, an international data management company, from 2016 to 2017, where he led initiatives to drive profitability through portfolio and operational improvements. Prior to joining Veritas Technologies, he was the CFO for Harris Corporation where he played an integral role in reshaping the corporate strategy, which resulted in the $3 billion acquisition of Exelis Inc. From 2011 to 2014, he was the CFO for Aricent Group/KKR Private Equity, where he drove initiatives focused on improving profitability, leverage position and global tax structure. He has held increasing roles of responsibility at companies such as Cisco Systems, Tyco International, IBM and KPMG.

Lopez earned a double major in Finance and Accounting from Georgetown University, and an MBA, specializing in Finance, from the University of Chicago. He is a certified public accountant.

About Vista Outdoor Inc.
Vista Outdoor is a leading global designer, manufacturer and marketer of consumer products in the growing outdoor sports and recreation markets. The company operates in two segments, Outdoor Products and Shooting Sports, and has a portfolio of well-recognized brands that provides consumers with a wide range of performance-driven, high-quality and innovative products for individual outdoor recreational pursuits. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. Vista Outdoor is headquartered in Farmington, Utah and has manufacturing operations and facilities in 13 U.S. States, Canada, Mexico and Puerto Rico along with international sales and sourcing operations in Asia, Australia, Canada and Europe. For news and information visit www.vistaoutdoor.com or follow us on Twitter @VistaOutdoorInc and Facebook at www.facebook.com/vistaoutdoor.

Forward-Looking Statements
Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor's plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words 'believe', 'expect', 'anticipate', 'intend', 'aim', 'should' and similar expressions are intended to identify such forward-looking statements.  To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor's actual results to differ materially from expectations described in such forward-looking statements, including the following: general economic and business conditions in the U.S. and Vista Outdoor's other markets, including conditions affecting employment levels, consumer confidence and spending; Vista Outdoor's ability to attract and retain key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor's ability to obtain acceptable third party licenses; Vista Outdoor's ability to adapt its products to changes in technology, the marketplace and customer preferences; Vista Outdoor's ability to maintain and enhance brand recognition and reputation; reductions, unexpected changes in or our inability to accurately forecast demand for ammunition, firearms or accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor's sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor's operating costs; Vista Outdoor's competitive environment; risks associated with compliance and diversification into international and commercial markets; the supply, availability and costs of raw materials and components; increases in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor's business, such as federal and state firearms and ammunition regulations; Vista Outdoor's ability to execute its long-term growth strategy, including our ability to complete and realize expected benefits from acquisitions and integrate acquired businesses; Vista Outdoor's ability to take advantage of growth opportunities in international and commercial markets; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats;  capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. Vista Outdoor undertakes no obligation to update any forward-looking statements. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor's filings with the Securities and Exchange Commission.

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